Exhibit 99.1

CNL LIFESTYLE PROPERTIES, INC. (F.K.A. CNL Income Properties, Inc.)

Data as of Dec. 11, 2017

CNL Lifestyle Properties, Inc. (the “REIT” or “CLP”) was a non-traded real estate investment trust that invested in a diverse collection of lifestyle assets. The REIT leased its properties on a long-term, triple-net lease basis or engaged qualified third-party managers to operate its properties. In March 2014, the REIT engaged Jefferies LLC, a leading global investment banking and advisory firm, to assist in actively evaluating various strategic alternatives to provide liquidity to stockholders. On November 2, 2016, the REIT entered into a sale agreement with EPR Properties (“EPR”) and Ski Resort Holdings LLC, a company affiliated with Och-Ziff Real Estate (the “Sale”), which closed on April 6, 2017, following which the REIT declared a final liquidating distribution on December 7, 2017, to be paid on or around December 15, 2017.

Status: Closed, Liquidated December 2017

Program Life:[1] June 23, 2004 to December 2017	Amount Raised:[2] $3.3 billion

Offering Period:[3] June 2004 to April 2011 ($10.00/share)	Cumulative Special & Liquidating Distributions:[4] $4.16 per share

Stockholder Distributions per Share Paid by Year3

Year Invested*	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017		Total Sum of Cash Distributions[3]
2004	$0.26	$0.54	$0.56	$0.60	$0.62	$0.66	$0.63	$0.63	$0.53	$0.43	$0.43	$1.50	$0.65	$2.33	[4]	$10.37
2005		$0.54	$0.56	$0.60	$0.62	$0.66	$0.63	$0.63	$0.53	$0.43	$0.43	$1.50	$0.65	$2.33	[4]	$10.11
2006			$0.56	$0.60	$0.62	$0.66	$0.63	$0.63	$0.53	$0.43	$0.43	$1.50	$0.65	$2.33	[4]	$9.57
2007				$0.60	$0.62	$0.66	$0.63	$0.63	$0.53	$0.43	$0.43	$1.50	$0.65	$2.33	[4]	$9.01
2008					$0.62	$0.66	$0.63	$0.63	$0.53	$0.43	$0.43	$1.50	$0.65	$2.33	[4]	$8.41
2009						$0.66	$0.63	$0.63	$0.53	$0.43	$0.43	$1.50	$0.65	$2.33	[4]	$7.79
2010							$0.63	$0.63	$0.53	$0.43	$0.43	$1.50	$0.65	$2.33	[4]	$7.13
2011**								$0.63	$0.53	$0.43	$0.43	$1.50	$0.65	$2.33	[4]	$6.50

*	Assumes that a hypothetical investor was a shareholder at first record date of each year and elected to receive cash distributions throughout the period of ownership. May not reflect actual total distributions received due to rounding or timing of investor entry. Annual distribution figures are rounded to the nearest $0.01 and then summed for totals.
**	Closed to new investors in 2011.

Estimated NAV and Special Distribution History4

NAV Per Share	Effective	Description
$7.31	Aug. 1, 2012	2012 NAV per Form 10-Q filed Aug. 8, 2012, includes previous Special Distribution of $0.035 per share declared Jan. 27, 2009.

$6.85	Dec. 31, 2013	2013 NAV per Form 8-K filed Mar. 6, 2014

$5.20	Dec. 31, 2014	2014 NAV per Form 8-K filed Mar. 16, 2015

($1.30)	Dec. 4, 2015	Special Distribution

$3.05	Dec. 31, 2015	2015 NAV per Form 8-K filed Mar. 16, 2016

($0.50)	Nov. 1, 2016	Special Distribution

$2.10	Dec. 6, 2016	2016 NAV after all declared distributions using balance sheet as of Sept. 30, 2016, as adjusted, per Form 8-K filed Dec. 6, 2016.[3]

($2.17)	Apr. 20, 2017	Interim Distribution of cash in the amount of $0.10 per CLP share and stock of EPR in amount of 2.7219 EPR shares per 100 CLP shares (valued at approximately $2.07 per CLP share based on average of high and low of EPR’s stock on April 20, 2017) per Form 8-K filed Apr. 21, 2017.[4]

$0.10	Apr. 20, 2017	2017 NAV after all declared distributions using balance sheet as of March 31, 2017, as adjusted, per Form 8-K filed Apr. 20, 2017.[4]

($0.16)	Dec. 15, 2017	Final Liquidating Distribution[4]

DRP:5 95% of the public offering price at time of reinvestment, reinvested quarterly. After offering closed, DRP price was the most recent board declared estimated NAV per share at time of reinvestment, reinvested quarterly. DRP was available Sept. 20, 2004, to Sept. 26, 2014.

Disclosures and Footnotes:

[1]	Program Life represents the REIT’s commencement of operations date through the date specified above.
[2]	Amount Raised is the aggregate dollar amount of gross proceeds raised including proceeds from the DRP. Amount Raised does not take into account the amounts used to pay any upfront fees and sales load and has not been reduced for redemptions.
[3]	The Offering Period represents the time during which the REIT accepted new investments. The Public Offering Price (“POP”) of $10.00 per share was in effect May 2004 to April 2011. Certain purchases were made at a discount to public purchase price.
[4]	Distributions declared in June and July of 2004 were paid on Sept. 20, 2004. On November 1, 2016, the board of directors approved the suspension of the REIT’s quarterly cash distribution on its common stock effective as of the fourth quarter 2016 distribution.

Special and Liquidating Distributions: On Jan. 27, 2009, the board of directors declared a special distribution of $0.035 per share to stockholders of record as of March 31, 2009. The special distribution was paid on June 30, 2009 along with the quarterly distribution. On Dec. 4, 2015, the board of directors declared a special distribution in the amount of $1.30 per share, payable to the holders of record of the REIT’s common stock as of the close of business on Dec. 4, 2015. The distribution was paid on Dec. 10, 2015. On Nov. 2, 2016, the board of directors declared a special distribution in the amount of $0.50 per share, payable to the holders of record of the REIT’s common stock as of Nov. 1, 2016. The distribution was paid on Nov. 14, 2016. On April 20, 2017, as previously reported in CNL Lifestyle Properties, Inc.’s (the “Company”) Current Report on Form 8-K/A filed with the SEC on April 12, 2017, the board of directors of the Company (the “Board”) authorized an interim distribution to the stockholders of record of the Company as of March 31, 2017 of 8,851,264 common shares (the “EPR Shares”) of beneficial interest of EPR Properties, a Maryland real estate investment trust (“EPR”), received by the Company as partial consideration in connection with the consummation on April 6, 2017 of the Purchase and Sale Agreement dated as of November 2, 2016 by and among the Company, EPR Properties and Ski Resort Holdings LLC, a Delaware limited liability company owned by funds affiliated with Och-Ziff Real Estate, for the sale of all of the Company’s remaining properties (the “Sale Agreement”). The EPR Shares were distributed to Company stockholders based on a ratio of 2.7219 shares of EPR common stock for each 100 shares of Company common stock. At the same time, the Board declared a cash distribution in the amount of $0.10 per share of Company common stock (the cash distribution, together with the distribution of the EPR Shares collectively, the “Interim Distribution”). The Interim Distribution was made on or around April 20, 2017. On December 7, 2017, the board of directors declared a final liquidating distribution in the amount of approximately $0.16 per share (the “Final Distribution”), payable to the holders of record of the REIT’s common stock as of December 8, 2017. The distribution is anticipated to be paid on or around December 15, 2017. Also on December 7, 2017, the REIT, entered into an Assignment and Assumption Agreement (the “Agreement”) with its advisor, CNL Lifestyle Advisor Corporation (the “Advisor”), pursuant to which we transferred certain remaining assets and liabilities to the Advisor and the Advisor agreed to perform certain administrative and related matters in connection with the winding-up of the Company in exchange for an aggregate payment to the Advisor of approximately $1.77 million. The REIT anticipates that promptly following the Final Distribution, effective December 31, 2017, it will file its Articles of Dissolution with the State Department of Assessments and Taxation of the State of Maryland, upon which the REIT will be legally dissolved and all shares of the REIT’s outstanding common stock will be cancelled and no longer deemed to be outstanding and all rights of the holders thereof as stockholders shall cease and terminate. The REIT will also file appropriate notification to terminate its obligations under the U.S. securities laws. The Final Distribution will be reflected in each stockholder’s Form 1099 for the year ending December 31, 2017. Stockholders are advised to consult their tax advisors regarding the tax consequences of the Final Distribution in light of his or her particular investment or tax circumstances. For the year ending Dec. 31, 2016 all distributions were paid from cash from operating activities and dispositions of properties. The taxable income will be reported following the end of the fiscal year. For the years ended Dec. 31, 2015, 2013, 2010, 2009, 2008, 2007, 2006, 2005, 2004 and 2003 approximately 46, 29, 0.3, 4, 41, 58, 72, 52, 24 and 0 percent, respectively, of the distributions received by stockholders were considered to be taxable income and approximately 54, 71, 100, 96, 59, 42, 28, 48, 76 and 0 percent, respectively, were considered a return of capital for federal income tax purposes. For each of the years ended Dec. 31, 2014, 2012 and 2011 none of the distributions paid to stockholders were considered taxable income and approximately 100 percent were considered a return of capital to stockholders for federal income tax purposes. In light of the Plan of Dissolution, the board of directors approved the suspension of the quarterly cash distribution effective as of the fourth quarter 2016 distribution. Over time, distributions included a return of principal and borrowed funds which may have lowered overall actual returns to the investor.

[5]	The Distribution Reinvestment Program was offered at the sole discretion of the REIT’s board of directors and was suspended effective Sept. 24, 2014.

For complete details, read the REIT’s 10-K filings and other financial documents available on SEC.gov.

CSC 1217-320594

CNL Lifestyle Properties, Inc.

450 South Orange Ave.

Orlando, Florida 32801-3336

(866) 650-0650

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